EXHIBIT 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Molecular Imaging Corporation, a Delaware corporation (the “Company”), on Form 10-QSB for the quarter ending March 31, 2004, as filed with the Securities and Exchange Commission (the “Report”), Paul J. Crowe, Chief Executive Officer of the Company and Dennis M. Mulroy, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ PAUL J. CROWE

Paul J. Crowe, Chairman, President and Chief Executive Officer

Dated: May 17, 2004

/s/ DENNIS M. MULROY

Dennis M. Mulroy, Chief Financial Officer

Dated: May 17, 2004

[A signed original of this written statement required by Section 906 has been provided to Molecular Imaging Corporation and will be retained by Molecular Imaging Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]